Exhibit 1.1

ACADIA REALTY TRUST

5,000,000 Common Shares of Beneficial Interest
(par value $0.001 per share)

Underwriting Agreement

September 30, 2024

Wells Fargo Securities, LLC

Goldman Sachs & Co. LLC

Jefferies LLC

c/o Wells Fargo Securities, LLC

500 West 33rd Street

New York, NY 10001

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

As Underwriters and Forward Sellers

Wells Fargo Bank, National Association

Goldman Sachs & Co. LLC

Jefferies LLC

c/o Wells Fargo Bank, National Association

500 West 33rd Street

New York, NY 10001

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

As Forward Purchasers

Acadia Realty Trust, a Maryland real estate investment trust (the “Company”), and Acadia Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC (in such agency capacities, each, a “Forward Seller” and collectively, the “Forward Sellers”) and Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC and Jefferies LLC at the request of the Company in connection with the Confirmation (as defined below) (in such capacities, each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) confirm their agreement with each of Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC (each, an Underwriter and collectively, the “Underwriters”) with respect to (i) the sale by the Forward Sellers and the purchase by the Underwriters, acting severally and not jointly, of an aggregate of 5,000,000 shares (the “Borrowed Firm Shares”) of the Company’s common shares of beneficial interest, par value $0.001 per share (“Common Shares”), and (ii) the grant to the Underwriters, acting severally and not jointly, of the option described in Section 2 hereof to purchase all or any part of 750,000 additional Common Shares (the “Option Shares”).

Any Option Shares sold to the Underwriters by a Forward Seller pursuant to Section 2 hereof upon exercise of the option described therein are herein referred to as the “Borrowed Option Shares.” Any Option Shares sold to the Underwriters by the Company pursuant to Section 2 hereof upon exercise of such option and any Company Top-Up Option Shares (as defined in Section 3(a) hereof) are herein referred to as the “Company Option Shares.” The Borrowed Firm Shares and the Company Top-Up Firm Shares (as defined in Section 3(a) hereof) are herein referred to collectively as the “Firm Shares.” The Company Top-Up Firm Shares and the Company Top-Up Option Shares are herein referred to collectively as the “Company Shares.” The Borrowed Firm Shares and the Borrowed Option Shares are herein referred to collectively as the “Borrowed Shares.” The Borrowed Shares and the Company Shares are herein referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

As used herein, “Confirmation” means each letter agreement, dated the date hereof, between the Company and each Forward Purchaser, relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Confirmation), of a number of shares of Common Shares equal to the number of Borrowed Firm Shares sold by the Forward Seller to the Underwriters pursuant to this Agreement. References herein to the “Confirmation” are to the initial Confirmation and/or the Additional Confirmation (as defined in Section 2 hereof) as the context requires.

The Company understands that the Underwriters propose to make a public offering of the Shares on the terms set forth herein as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

The Company and the Partnership hereby confirm their agreement with each of the Forward Sellers, Forward Purchasers and Underwriters concerning the purchase and sale of the Shares, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-275356), including a base prospectus contained therein (the “Base Prospectus”), relating to the Shares. Such registration statement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”. No post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any preliminary prospectus relating to the Shares, including any preliminary prospectus supplement relating to the Shares filed with the Commission, together with the Base Prospectus is herein referred to as a “Preliminary Prospectus”. “Prospectus” means the Base Prospectus together with the final prospectus supplement filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus, or to any amendment or supplement thereto, shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus, as the case may be, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the final prospectus supplement under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Underwriters. At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Item (b) of Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated September 30, 2024 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 6:30 P.M., New York City time, on September 30, 2024.

2.            Agreement to Sell and Purchase.

Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, each Forward Seller (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each such Forward Sellers (with respect to the Borrowed Firm Shares) and the Company (with respect to any Company Top-Up Firm Shares), at a purchase price of $22.89 (the “Purchase Price”) per Firm Share, the number of Firm Shares set forth in Schedule 1 hereto opposite the name of such Underwriter. Each Forward Seller’s obligations extend solely to the respective number of Borrowed Firm Shares set forth opposite the name of such Forward Seller in Schedule 1 hereto under the heading “Number of Borrowed Firm Shares To Be Sold” at the Purchase Price.

In addition, the several Underwriters shall have the option to purchase pursuant to clause (a) or clause (b) below as applicable, severally and not jointly, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Option Shares at a purchase price per Option Share equal to the Purchase Price (the “Option Shares Purchase Price”). This option may be exercised by the Underwriters at any time, and from time to time, on or before the thirtieth day following the date hereof, by written notice to the Company and the Forward Sellers. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Additional Closing Date”); provided, however, that the Additional Closing Date shall not be (i) earlier than the Closing Date (as defined below) or (ii) unless otherwise agreed to by the Company, the Forward Sellers and the Underwriters, earlier than the second or later than the tenth Business Day after the date on which the option shall have been exercised. Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein. As used herein “Business Day” shall mean a day on which the New York Stock Exchange (“NYSE”) is open for trading or commercial banks in the City of New York are open for business.

Following delivery of an exercise notice:

(a)	The Company agrees that it will use its commercially reasonable best efforts to, within two Business Days after such notice is given, execute and deliver to each Forward Seller an additional letter agreement between the Company and such Forward Purchaser (each, an “Additional Confirmation”) relating to the forward sale by the Company, subject to the Company’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in such Additional Confirmation), of a number of shares of Common Shares equal to the aggregate number of Option Shares being purchased by the Underwriters from each Forward Seller pursuant to the exercise of such option, on terms substantially similar to the initial Confirmation, mutatis mutandis, as agreed by the parties. Upon the Company’s execution and delivery to each Forward Purchaser of such Additional Confirmation, each Forward Purchaser shall promptly execute and deliver such Additional Confirmation to the Company, and upon such execution and delivery to the Company, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, each Forward Seller (or, in the case of any Company Top-Up Option Shares, the Company), severally and not jointly, hereby agrees to sell to the several Underwriters such number of Option Shares at the Option Shares Purchase Price. Each Forward Seller’s obligations extend solely to the number of Borrowed Option Shares, which shall be not more than the number set forth opposite the name of such Forward Seller in Schedule 1 hereto under the heading “Maximum Number of Borrowed Option Shares To Be Sold,” at the Option Shares Purchase Price.

(b)	If the Company does not timely execute and deliver an Additional Confirmation pursuant to clause (a) above, then, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters the aggregate number of Option Shares with respect to which the option is being exercised at the Option Shares Purchase Price.

If (i) any of the representations and warranties of the Company contained herein or any certificate delivered by the Company pursuant hereto are not true and correct as of the Closing Date or any Additional Closing Date, as the case may be, as if made as of the Closing Date or such Additional Closing Date, (ii) the Company has not performed all of the obligations required to be performed by it under this Agreement on or prior to the Closing Date or such Additional Closing Date, (iii) any of the conditions set forth in Section 7 hereof have not been satisfied on or prior to the Closing Date or such Additional Closing Date, (iv) this Agreement shall have been terminated pursuant to Section 12 hereof on or prior to the Closing Date or such Additional Closing Date or the Closing Date or such Additional Closing Date shall not have occurred, (v) any of the conditions set forth in Section 3 of the initial Confirmation (or the equivalent section of the Additional Confirmation) shall not have been satisfied on or prior to the Closing Date or such Additional Closing Date or (vi) any of the representations and warranties of the Company contained in the Confirmation are not true and correct as of the Closing Date or such Additional Closing Date as if made as of the Closing Date or such Additional Closing Date (clauses (i) through (vi), together, the “Conditions”), then each Forward Seller, in its sole discretion, may elect not to (or in the case of clause (iv), will not) borrow and deliver for sale to the Underwriters the Borrowed Shares otherwise deliverable on such date. In addition, in the event a Forward Seller determines such Forward Seller is unable to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Borrowed Shares pursuant to the terms of the Confirmation to be sold by it hereunder, such Forward Seller shall only be required to deliver for sale to the Underwriters at the Closing Date or any Additional Closing Date, as the case may be, the aggregate number of shares of Common Shares that such Forward Seller or its affiliate is able to so borrow in connection with establishing its commercially reasonable hedge position at or below such cost.

If a Forward Seller elects, pursuant to the preceding paragraph not to borrow and deliver for sale to the Underwriters at the Closing Date or any Additional Closing Date, as the case may be, the total number of Borrowed Shares to be sold by it hereunder, such Forward Seller will use its commercially reasonable efforts to notify the Company no later than 5:00 p.m., New York City time, on the Business Day prior to the Closing Date or such Additional Closing Date. Notwithstanding anything to the contrary herein, in no event will the Company be required to issue or deliver any Company Shares prior to the second Business Day following notice to the Company of the relevant number of Shares so deliverable in accordance with this paragraph.

3.            Delivery of the Shares and Payment Therefor.

(a)	Firm Shares. The Firm Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight (48) hours’ prior notice to the Forward Sellers or the Company, as the case may be, shall be delivered by or on behalf of the Forward Sellers or the Company, as the case may be, to the Underwriters, including, at the option of the Underwriters, through the facilities of The Depository Trust Company (“DTC”) for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriters by each Forward Seller (with respect to the Borrowed Firm Shares) or by the Company (with respect to the Company Top-Up Shares), in either case, upon at least forty-eight (48) hours’ prior notice. The time, date and place of such delivery and payment shall be 10:00 a.m., New York City time, on the second (third, if the determination of the purchase price of the Firm Shares occurs after 4:00 p.m., New York City time) business day after the date hereof (unless another time and date shall be agreed to by the Underwriters, the Forward Sellers or the Company, as applicable) at the office of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, 801 17th Street, NW Washington, DC 20006. The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Date.”

(b)	Option Shares. Any Option Shares to be purchased by the Underwriters hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight (48) hours’ prior notice to the Forward Sellers shall be delivered by or on behalf of the Forward Sellers or the Company, as the case may be, to the Underwriters, including, at the option of the Underwriters, through the facilities of DTC for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Underwriters by the Company (with respect to the Company Option Shares) or the Forward Sellers (with respect to the Borrowed Option Shares), as the case may be, upon at least forty-eight (48) hours’ prior notice. The time, date and place of such delivery and payment shall be 9:30 a.m., New York City time, on the date specified by the Underwriters in the notice given by the Underwriters to the Company or the Forward Sellers, as the case may be, of the Underwriters’ election to purchase such Option Shares or on such other time and date as the Company and the Underwriters may agree upon in writing at the office of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, 801 17th Street, NW Washington, DC 20006.

(c)	In the event that a Forward Seller elects not to borrow Shares, pursuant to Section 2 hereof, such Forward Seller or related Forward Purchaser determines pursuant to the terms of the Confirmation it is unable to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Borrowed Firm Shares or Borrowed Option Shares, as applicable, to be purchased by the Underwriters on the Closing Date or the Additional Closing Date, as applicable, and deliverable by such Forward Seller hereunder, or an Underwriter acting as Forward Seller determines in good faith, in its commercially reasonable judgment, it is impracticable to do so, then, upon notice by such Forward Seller to the Company (which notice shall be delivered no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Closing Date or any Additional Closing Date, as the case may be), the Company shall issue and sell to the Underwriters, pursuant to Section 2 hereof, in whole but not in part, an aggregate number of Common Shares equal to the number of Borrowed Firm Shares or Borrowed Option Shares, as applicable, deliverable by the Forward Seller hereunder that the Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Company, the Company shall have the right to postpone the Closing Date or the Additional Closing Date, as applicable, for one business day in order to effect any required changes in any documents or arrangements. Any Common Shares sold by the Company to the Underwriters pursuant to this Section 3(c) in lieu of any Borrowed Firm Shares are referred to herein as the “Company Top-Up Firm Shares.” Any Common Shares sold by the Company to the Underwriters pursuant to this Section 3(c) in lieu of any Borrowed Option Shares in respect of which an Additional Confirmation has been executed are referred to herein as the “Company Top-Up Option Shares.”

(d)	No Forward Purchaser or Forward Seller shall have any liability whatsoever for any Borrowed Firm Shares or Borrowed Option Shares that any such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions with respect to the Forward Purchaser and the Forward Seller are not satisfied on or prior to the Closing Date or the Additional Closing Date or any additional time of purchase (in respect of any Borrowed Option Shares in respect of which an Additional Confirmation has been executed), as applicable, and the Forward Seller elects pursuant to Section 2 hereof not to deliver and sell to the Underwriters the Borrowed Firm Shares or Borrowed Option Shares, as applicable, deliverable by the Forward Seller hereunder, or (ii) any such Forward Seller or related Forward Purchaser determines it is unable to borrow and deliver for sale under this Agreement a number of Common Shares equal to the number of Borrowed Shares or Borrowed Option Shares, as applicable, pursuant to the terms of a Confirmation or Additional Confirmation to be sold by it hereunder or (iii) the Forward Seller determines in good faith, in its commercially reasonable judgment, consistent with its normal trading and sales practices and applicable law and regulations, it is either impracticable to do so, it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct.

4.            Representations and Warranties of the Company. Each of the Company and the Partnership, jointly and severally, represents and warrants to each Underwriter, each Forward Purchaser and each Forward Seller, that:

(a)	Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or Forward Purchaser furnished to the Company in writing by such Underwriter or Forward Purchaser expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter or Forward Purchaser consists of the information described as such in Section 7(b) hereof.

(b)	Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or Forward Purchaser furnished to the Company in writing by such Underwriter or Forward Purchaser expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter or Forward Purchaser consists of the information described as such in Section 7(b) hereof.

(c)	Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter or Forward Purchaser furnished to the Company in writing by such Underwriter or Forward Purchaser expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter or Forward Purchaser consists of the information described as such in Section 7(b) hereof.

(d)	Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter or Forward Purchaser furnished to the Company in writing by such Underwriter or Forward Purchaser expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter or Forward Purchaser consists of the information described as such in Section 7(b) hereof.

(e)	Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed with the Commission after the date of filing of the final prospectus supplement under Rule 424(b) under the Securities Act in connection with the offering of the Shares, and prior to the termination of the offering of the Shares by the Underwriters, and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)	Financial Statements. The Financial Statements included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package present fairly in all material respects the consolidated financial position, the results of operations and cash flows of the Company, the Partnership and their subsidiaries as of and at the dates and for the periods specified. Such Financial Statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act, the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”) and the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The pro forma financial statements and other pro forma financial information, if any, included, or incorporated by reference in, the Registration Statement, the Pricing Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. No other historical, pro forma or other financial statements or supporting schedules are required under applicable law, including the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations, to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The financial data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Company’s most recent Annual Report on Form 10-K. Any non-GAAP financial measures, as defined under Regulation G under the Securities Act, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)	No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Partnership and their subsidiaries, considered as one entity (any such change, a “Material Adverse Change”); (ii) there have been no transactions entered into by the Company, the Partnership and their subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Partnership and their subsidiaries, considered as one entity; and (iii) except for regular quarterly dividends on the Common Shares in amounts per share that are materially consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(h)	Organization and Good Standing. Each of the Company, the Partnership and their subsidiaries has been duly incorporated, formed or organized, as the case may be, and is validly existing as a real estate investment trust, partnership, corporation, limited liability company or other legal entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable, and has full real estate investment trust, partnership, corporate, or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and, in the case of the Company and the Partnership, to enter into and perform their respective obligations under this Agreement, any Confirmation and to consummate the transactions contemplated herein, except as would not reasonably be expected to result in a Material Adverse Change. Each of the Company, the Partnership and each of their subsidiaries is duly qualified as a foreign corporation or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock, membership interests, partnership interests or similar equity interests of each subsidiary of the Company and the Partnership have been duly authorized and validly issued, are fully paid and non-assessable, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as otherwise set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all equity interests in each subsidiary of the Company and the Partnership that are owned by the Company and the Partnership, directly or through subsidiaries, are free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (collectively, “Liens”), except for Liens, if any, securing indebtedness as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or except for such Liens that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(i)	Capitalization. The authorized, issued and outstanding capital shares of the Company are as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to this Agreement, employee benefit plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The Common Shares (including the Shares) conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All of the issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and have been offered, sold and issued in compliance with federal and state securities laws. The issuance of the Shares has been duly authorized and, upon being delivered and paid for pursuant to this Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. All of the issued and outstanding units of limited partnership interest in the Partnership have been duly authorized by the Partnership. Any shares of Common Shares to be delivered pursuant to any Confirmation (the “Confirmation Shares”) have been duly authorized by the Company for issuance and sale to the applicable Forward Purchaser pursuant to such Confirmation and, if and when issued and delivered by the Company pursuant to such Confirmation against payment of any consideration specified therein, will be validly issued and fully paid and non-assessable, and will not be subject to any preemptive or similar rights. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company, and the holders of the outstanding capital shares of the Company are not entitled to preemptive or other rights to subscribe for the Shares. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital shares or ownership interests in the Company other than those described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The description of the Company’s incentive plan and other similar plans or arrangements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans and arrangements.

(j)	Due Authorization. The Company and the Partnership have full right, power and authority to execute and deliver this Agreement, any Confirmation and to perform their obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by the Company and the Partnership of this Agreement, any Confirmation and the consummation by the Company and the Partnership of the transactions contemplated hereby has been duly and validly taken.

(k)	Underwriting Agreement and Confirmations. This Agreement and any Confirmation has been duly authorized, executed and delivered by the Company and the Partnership, respectively.

(l)	The Shares. The Shares have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(m)	Descriptions of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)	No Violation or Default. Neither the Company, the Partnership nor any of the significant subsidiaries is in violation of its respective declaration of trust, bylaws, partnership agreement, certificate of formation, charter, operating agreement or similar documents. Neither the Company, the Partnership nor any of the significant subsidiaries is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, lease or other agreement, to which the Company, the Partnership or any of the significant subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Partnership or any of the significant subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance of this Agreement and any Confirmation by the Company and the Partnership, as applicable, the application of the proceeds from the issuance of the Shares as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement (i) will not result in any violation of the provisions of the respective declaration of trust, bylaws, partnership agreement, certificate of formation, charter, operating agreement or similar documents of the Company, the Partnership or any significant subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Partnership or any of their significant subsidiaries under any Existing Instrument, and (iii) will not result in any violation of any law, statute, rule, regulation, judgment, order or decree, administrative regulation or administrative or court decree applicable to the Company, the Partnership or any significant subsidiary or any of its or their property, except, in the case of clauses (ii) and (iii) above as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(o)	No Consents Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or the Partnership’s execution, delivery and performance of this Agreement, any Confirmation and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Prospectus and the Pricing Disclosure Package, except such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under applicable state securities or Blue Sky laws and from the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(p)	Legal Proceedings. Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings involving the Company, the Partnership or any of their subsidiaries pending or, to the best of the Company’s or the Partnership’s knowledge, threatened that would reasonably be expected to result in a Material Adverse Change or have a material adverse effect the consummation of the transactions contemplated by this Agreement or any Confirmation. No labor dispute with the employees of the Company, the Partnership or any of their subsidiaries exists or, to the best of the Company’s and the Partnership’s knowledge, is threatened that would reasonably be expected to result in a Material Adverse Change.

(q)	Independent Accountants. (a) Deloitte & Touche LLP, which delivered its audit report with respect to the consolidated financial statements of the Company for the fiscal year ended December 31, 2023, including the related notes and schedules, if any, thereto (collectively, the “2023 Financial Statements”), filed with the Commission and included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board (the “PCAOB”), and (b) BDO USA, P.C., which delivered its audit report with respect to the consolidated financial statements of the Company for the fiscal year ended December 31, 2022, including the related notes and schedules, if any, thereto (collectively, the “2022 Financial Statements” and, together with the 2023 Financial Statement, the “Financial Statements”), filed with the Commission and included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the rules and regulations of the PCAOB.

(r)	Title to Real and Personal Property. Each of the Company, the Partnership and each of their subsidiaries owns or leases all such properties as are necessary to the conduct of their respective operations as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The Company, the Partnership and each of their subsidiaries has good and marketable title to all the properties and assets reflected as owned in the Company’s consolidated financial statements (and schedules thereto) or elsewhere in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or where the existence of any security interest, mortgage, lien, encumbrance, equity, claim or other defect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The real property, improvements, equipment and personal property held under lease by the Company, the Partnership or any of their subsidiaries are held under valid and enforceable leases, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or where the invalidity or unenforceability of any leases would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(s)	Intellectual Property. The Company, the Partnership and their subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted or as proposed to be conducted in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for such Intellectual Property Rights the absence of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company, the Partnership, nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Change. The Company and the Partnership are not parties to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described in all material respects. None of the technology employed by the Company or the Partnership has been obtained or is being used by the Company or the Partnership in violation of any contractual obligation binding on the Company, the Partnership or, to the Company’s or the Partnership’s knowledge, any of their officers, trustees or employees or is otherwise in violation of the rights of any persons, except for violations which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(t)	No Undisclosed Relationships. There are no business relationships or related-party transactions involving the Company, the Partnership or any subsidiary of either or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required.

(u)	Investment Company Act. Each of the Company and the Partnership is not, and after giving effect to the offer and sale of the Shares, as applicable, and after receipt of payment for the Shares on the Closing Date and on the Additional Closing Date and any proceeds received pursuant to an Confirmation, as the case may be, and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will not be, required to be registered as, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)	Taxes. The Company, the Partnership and their subsidiaries (i) have filed all material federal, state, local and foreign income and franchise tax returns required to be filed by such entities or have properly requested extensions thereof, and (ii) have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except in the case of each of (i) and (ii), to the extent they have been or are being contested in good faith and by appropriate proceedings, as would not reasonably be expected to result in a Material Adverse Change or as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, there is no tax deficiency likely to be asserted against the Company, the Partnership or any of their subsidiaries that would reasonably be expected to result in a Material Adverse Change. All material tax liabilities, if any, of the Company, the Partnership and their subsidiaries are adequately provided for on the respective books of the entities.

(w)	Licenses and Permits. The Company, the Partnership and each subsidiary possess such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations, licenses or permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and neither the Company, the Partnership nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(x)	REIT Qualification. The Company has met the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), as of the close of every taxable year during the Company’s existence, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust for federal income tax purposes.

(y)	Qualification of Partnership and Subsidiaries. Each of the Partnership and any limited liability company or partnership subsidiary, except for any such subsidiaries that have elected to be treated as taxable REIT subsidiaries, is qualified as a partnership or a disregarded entity for federal income tax purposes and not as an association taxable as a corporation or as a publicly traded partnership.

(z)	Certain Environmental Matters. Except (x) as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (y) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) neither the Company, the Partnership, nor any of their subsidiaries is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company, the Partnership or their subsidiaries under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company, the Partnership or any of their subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company, the Partnership or any of their subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or the Partnership has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Materials of Environmental Concern at any location owned, leased or operated by the Company, the Partnership or any of their subsidiaries, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s and the Partnership’s knowledge, threatened against the Company, the Partnership or any of their subsidiaries or any person or entity whose liability for any Environmental Claim the Company, the Partnership or any of their subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the Company’s and the Partnership’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably could result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company, the Partnership or any of their subsidiaries or against any person or entity whose liability for any Environmental Claim the Company, the Partnership, or any of their subsidiaries has retained or assumed either contractually or by operation of law. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company, the Partnership nor any subsidiary has been named as a “potentially responsible party” under the Comprehensive Environmental Responses Compensation and Liability Act of 1980, as amended.

(aa)	Compliance with ERISA. The Company, the Partnership and their subsidiaries and any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Partnership and their subsidiaries or their ERISA Affiliates (as defined in this Section 1(aa)) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, the Partnership or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code, of which the Company, the Partnership or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Employee Benefit Plan established or maintained by the Company, the Partnership, their subsidiaries or any of their ERISA Affiliates. No Employee Benefit Plan established or maintained by the Company, the Partnership, their subsidiaries or any of their ERISA Affiliates, if such Employee Benefit Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, the Partnership, their subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Employee Benefit Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each Employee Benefit Plan established or maintained by the Company, the Partnership, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(bb)	Controls. The Company has established and maintains, on a consolidated basis, disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d15 under the Exchange Act Regulations); such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company has not been advised of (A) any material weaknesses in the design or operation of internal controls that would adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries, and (ii) there have been no changes in internal controls or in other factors that materially affected, or are reasonably likely to materially affect, internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company, the Partnership and their subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)	Insurance. Each of the Company, the Partnership and their subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary for their respective businesses including, but not limited to, policies covering real and personal property owned or leased by the Company, the Partnership and their subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, except where the failure to be so insured would not reasonably be expected to result in a Material Adverse Change. All such policies of insurance are in full force and effect, except as would not reasonably be expected to result in a Material Adverse Change. There are no claims by the Company, the Partnership or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where such denial or defense would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company, the Partnership nor any subsidiary has been refused insurance coverage sought or applied for and neither the Company, the Partnership nor any subsidiary has reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted, in each case, at a cost that would not reasonably be expected to result in a Material Adverse Change, or except as set forth in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(dd)	Cybersecurity; Data Protection. (A) To the knowledge of the Company and the Partnership, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s, the Partnership’s or their subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company, the Partnership and their subsidiaries, and any such data processed or stored by third parties on behalf of the Company, the Partnership and their subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) none of the Company, the Partnership nor their subsidiaries have been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company, the Partnership and their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except as would not, in the case of each of (A) through (C), reasonably be expected to result in a Material Adverse Change with respect to the Company, the Partnership and their subsidiaries, considered as one entity. The Company, the Partnership and their subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(ee)	No Unlawful Payments. Neither the Company, the Partnership nor any of their subsidiaries nor, to the knowledge of the Company or the Partnership, any trustee, officer, agent, employee or affiliate of the Company, the Partnership or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation of such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, the Partnership, their subsidiaries and, to the knowledge of the Company and the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ff)	Compliance with Anti-Money Laundering Laws. The operations of the Company, the Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Partnership threatened.

(gg)	No Conflicts with Sanctions Laws. Neither the Company, the Partnership nor any of their subsidiaries nor, to the knowledge of the Company, the Partnership, any trustee, officer, agent, employee or affiliate of the Company or the Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(hh)	Limited Partnership Agreement. The limited partnership agreement of the Partnership, including any amendments thereto has been duly and validly authorized, executed and delivered by the Company and, to the best knowledge of the Company, all the partners of the Partnership and constitutes a valid and binding agreement, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(ii)	No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as would not reasonably be expected to result in a Material Adverse Change or as described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(jj)	No Broker’s Fees. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company or the Partnership, any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(kk)	No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(ll)	No Stabilization. The Company and the Partnership have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(mm)	Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn)	Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(oo)	Sarbanes-Oxley Act. There is and has been no failure on the part of the Company and any of the Company’s trustees or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 of the Sarbanes-Oxley Act related to loans and Sections 302 and 906 thereof related to certifications.

(pp)	Status under the Securities Act. (A) At the original effectiveness of the Registration Statement, (B) at the earliest time after the original effectiveness of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Shares, and (C) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause), the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act Regulations that it is not necessary that the Company be considered an ineligible issuer.

(qq)	No Ratings. There are (and prior to the Closing Date, will be) no outstanding debt securities, convertible securities or preferred stock issued or guaranteed by the Company or the Partnership that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(rr)	Confirmations. Each Confirmation will have been as of its date, duly authorized, executed and delivered by the Company and when executed and delivered by the Forward Purchaser, such Confirmation will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The description of the Confirmations set forth in the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus is correct in all material respects.

(ss)	In addition, any certificate signed by any officer of the Company or the Partnership and delivered to the Underwriters, the Forward Purchasers or their counsel shall be deemed a representation and warranty by the Company and the Partnership, jointly and severally, to the Underwriters and/or Forward Purchasers, as applicable, as to the matters covered thereby.

5.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter, each Forward Seller and each Forward Purchaser that:

(a)	Required Filings. The Company will file: (i) the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, (ii) any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and (iii) promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters, Forward Sellers and Forward Purchasers in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriters, Forward Sellers and Forward Purchasers may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)	Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriters, Forward Sellers and Forward Purchasers three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, Forward Sellers and Forward Purchasers a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)	Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Underwriters and Forward Purchasers and counsel for the Underwriters and Forward Purchasers a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which any Underwriter reasonably objects.

(d)	Notice to the Underwriters and Forward Purchasers. The Company will advise the Underwriters and Forward Purchasers promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)	Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters and Forward Purchasers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and Forward Purchasers and to such dealers as the Underwriters and Forward Purchasers may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters and Forward Purchasers thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and Forward Purchasers and to such dealers as the Underwriters and Forward Purchasers may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)	Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters and Forward Purchasers shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)	Earning Statement. The Company will make generally available to its security holders and the Underwriters and Forward Purchasers as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement, which obligation may be satisfied by filing such earnings statement or statements with the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(h)	Clear Market. For a period of 30 days (“Lock-up Period”) after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise, without the prior written consent of the Underwriters and Forward Purchasers, other than the Shares to be sold hereunder.

The restrictions described above do not apply to (i) the filing of a prospectus supplement with the Commission under Rule 424(b) in connection with the Company’s at-the-market program (it being understood that the Company shall not be permitted to make any sales under such at-the-market program during the Lock-up Period), (ii) the issuance of Common Shares or securities convertible into or exercisable for Common Shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (iii) grants of options, share appreciation rights, restricted shares, RSUs, unrestricted shares, dividend equivalent rights, common units of limited partnership interest in the Partnership (“OP Units”) granted as long-term incentive compensation, or other equity awards and the issuance of Common Shares or securities convertible into or exercisable or exchangeable for Common Shares (whether upon the exercise of stock options or otherwise) pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus (each such plan, an “Incentive Plan”); (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (v) Common Shares issuable upon the exchange of common and preferred OP Units, and (vi) Common Shares in respect of tax withholding payments due upon the exercise of options or the vesting of restricted stock grants pursuant to any Incentive Plan.

(i)	Use of Proceeds. The Company and the Partnership will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)	No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Common Shares.

(k)	Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(l)	Reports. So long as the Shares are outstanding, the Company will furnish to the Underwriters and Forward Purchasers, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriters and Forward Purchasers to the extent they are filed on EDGAR.

(m)	Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

6.            Certain Agreements of the Underwriters and Forward Purchasers. Each Underwriter and Forward Purchaser hereby represents and agrees that:

(a)	It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)	It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)	It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7.            Conditions of Underwriters’ and Forward Sellers’ Obligations. The obligations of each Forward Seller hereunder to sell and deliver the Borrowed Firm Shares and the Borrowed Option Shares and of the Underwriters hereunder to purchase and pay for the Shares, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)	Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriters, Forward Sellers and Forward Purchasers.

(b)	Representations and Warranties. The representations and warranties of the Company and the Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)	No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriters, Forward Sellers and Forward Purchasers makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, any Confirmation, the Pricing Disclosure Package and the Prospectus.

(d)	Officer’s Certificate. The Underwriters, Forward Sellers and Forward Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Underwriters, Forward Sellers and Forward Purchasers (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Partnership in this Agreement are true and correct and that the Company and the Partnership have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e)	Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, BDO USA, P.C. and Deloitte & Touche LLP shall have furnished to the Underwriters, Forward Sellers and Forward Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, Forward Sellers and Forward Purchasers, in form and substance reasonably satisfactory to the Underwriters, Forward Sellers and Forward Purchasers, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(f)	Opinion and 10b-5 Statement of Counsel for the Company. Goodwin Procter LLP, counsel for the Company, shall have furnished to the Underwriters, Forward Sellers and Forward Purchasers, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, Forward Sellers and Forward Purchasers, in form and substance reasonably satisfactory to the Underwriters, Forward Sellers and Forward Purchasers.

(g)	Reserved.

(h)	Opinion of Tax Counsel for the Company. Seyfarth Shaw LLP, tax counsel for the Company, shall have furnished to the Underwriters, Forward Sellers and Forward Purchasers, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, Forward Sellers and Forward Purchasers, in form and substance reasonably satisfactory to the Underwriters, Forward Sellers and Forward Purchasers.

(i)	Opinion of Maryland Counsel for the Company. Venable LLP, Maryland counsel for the Company, shall have furnished to the Underwriters, Forward Sellers and Forward Purchasers, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, Forward Sellers and Forward Purchasers, in form and substance reasonably satisfactory to the Underwriters, Forward Sellers and Forward Purchasers.

(j)	Opinion and 10b-5 Statement of Counsel for the Underwriters, Forward Sellers and Forward Purchasers. The Underwriters, Forward Sellers and Forward Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, Forward Sellers and Forward Purchasers, of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, Forward Sellers and Forward Purchasers, with respect to such matters as the Underwriters, Forward Sellers and Forward Purchasers may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)	No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(l)	Good Standing. The Underwriters, Forward Sellers and Forward Purchasers shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and the Partnership in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)	Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

(n)	Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, executed by certain officers and trustees of the Company listed on Exhibit B hereto relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to the Underwriters, Forward Sellers and Forward Purchasers on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(o)	Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriters, Forward Sellers and Forward Purchasers such further certificates and documents as the Underwriters, Forward Sellers and Forward Purchasers may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters, Forward Sellers and Forward Purchasers.

8.            Indemnification and Contribution.

(a)	Indemnification of the Underwriters and Forward Purchasers. The Company and the Partnership, jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) of the Securities Act Regulations), directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that any of the foregoing persons may incur under the Securities Act, the Exchange Act, federal or state statutory law or regulation, the common law, or otherwise, insofar as such loss, claim, damage, clam or liability arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in paragraph (b) below.

(b)	Indemnification of the Company and the Partnership. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Partnership, and, as applicable, their trustees, officers who signed the Registration Statement and each person, if any, who controls the Company and the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the twelfth and thirteenth paragraphs under the caption “Underwriting”.

(c)	Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters and Forward Purchasers and any such separate firm for the Company, the Partnership, and, as applicable, their trustees, officers who signed the Registration Statement and any control persons of the Company and the Partnership shall be designated in writing by the Company and the Partnership, respectively. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)	Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership, on the one hand, and the Underwriters and Forward Purchasers on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Partnership, on the one hand, and the Underwriters and Forward Purchasers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Partnership, on the one hand, and the Underwriters and Forward Purchasers on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters and Forward Purchasers in connection therewith, in each case as set forth in the table on the cover of the Prospectus, or the fee to be received by bear to the aggregate offering price of the Shares. The relative fault of the Company and the Partnership, on the one hand, and the Underwriters and Forward Purchasers on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Partnership or by the Underwriters and Forward Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	Limitation on Liability. The Company, the Partnership, the Underwriters and Forward Purchasers agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters and Forward Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters and Forward Purchasers’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)	Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9.               Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

10.            Termination. This Agreement may be terminated in the absolute discretion of the Underwriters, Forward Sellers and Forward Purchasers, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriters, Forward Sellers and Forward Purchasers, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus. Notwithstanding anything to the contrary contained in this Agreement, no termination of this Agreement shall effect the validity, effectiveness or enforceability of any executed Confirmation and any such executed Confirmation shall remain in full force and effect notwithstanding such termination (subject to the terms and conditions of such Confirmation).

11.            Defaulting Underwriter.

(a)	If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)	If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)	If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Partnership, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)	Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.            Payment of Expenses.

(a)	Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriters may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the Exchange.

(b)	Except as otherwise set forth herein, the Company shall not be required to pay for any of the Underwriters’ expenses, except that if (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

13.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

An entity acting as a Forward Purchaser (the “Previous Forward Purchaser”) may, without the consent of the other parties hereto, designate an affiliate to replace it as Forward Purchaser (the “New Forward Purchaser”), in which case, from the date of such designation, the New Forward Purchaser shall for all the purposes of this Agreement be substituted for the Previous Forward Purchaser as a Forward Purchaser party hereto (as assignee of the Previous Forward Purchaser).

14.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Partnership, the Underwriters, Forward Sellers and the Forward Purchasers contained in this Agreement or made by or on behalf of the Company, the Partnership or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Partnership or the Underwriters, Forward Sellers and the Forward Purchasers or the directors, trustees, officers, controlling persons or affiliates referred to in Section 7 hereof.

15.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

16.            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.            Miscellaneous.

(a)	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters and Forward Sellers shall be given to the Underwriters and Forward Sellers c/o Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, Facsimile: (212) 214-5918, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Phone No.: 866-471-2526, Attention: Registration Department, and c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel. Notices to the Company and the Partnership shall be given to them at 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580, Facsimile: 914-288-2138, Attention: Chief Legal Officer. Notices to the Forward Purchasers shall be given to the Forward Purchasers c/o Wells Fargo Bank, National Association, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, Facsimile: (212) 214-5918, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Phone No.: 866-471-2526, Attention: Registration Department, and c/o Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel. Notices to the Company and the Partnership shall be given to them at 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580, Facsimile: 914-288-2138, Attention: Chief Legal Officer.

(b)	Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)	Submission to Jurisdiction. The Company, the Partnership, the Underwriters, Forward Sellers and Forward Purchasers hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company, the Partnership, the Underwriters, Forward Sellers and Forward Purchasers waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company, the Partnership, the Underwriters, Forward Sellers and Forward Purchasers agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company, the Partnership, the Underwriters, and the Forward Purchasers as applicable, and may be enforced in any court to the jurisdiction of which Company, the Partnership and the Underwriters are subject by a suit upon such judgment.

(d)	Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)	Recognition of the U.S. Special Resolution Regimes.

In the event that any Underwriter or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Underwriter or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)         a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)        a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f)	Counterparts. This Agreement and any Confirmation may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)	Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Confirmation nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)	Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature pages follow.]

ACADIA REALTY TRUST

By:	/s/ Jason Blacksberg
	Name:	Jason Blacksberg
	Title:	Executive Vice President

ACADIA REALTY LIMITED PARTNERSHIP

By:	ACADIA REALTY TRUST
Its sole general partner

By:	/s/ Jason Blacksberg
	Name:	Jason Blacksberg
	Title:	Executive Vice President

[Signature page to Underwriting Agreement]

Accepted as of the date first written above:

Wells Fargo Securities, LLC

By:	/s/ Rohit Mehta
	Name:	Rohit Mehta
	Title:	Executive Director

Goldman Sachs & Co. LLC

By:	/s/ Ryan Cunn
	Name:	Ryan Cunn
	Title:	Managing Director

Jefferies LLC

By:	/s/ Mike Ryan
	Name:	Mike Ryan
	Title:	Global Head of Block Trades

As Agents

[Signature page to Underwriting Agreement]

Accepted as of the date first written above:

Wells Fargo Bank, National Association

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

Goldman Sachs & Co. LLC

By:	/s/ Michael Voris
	Name:	Michael Voris
	Title:	Managing Director

Jefferies LLC

By:	/s/ Mike Ryan
	Name:	Mike Ryan
	Title:	Global Head of Block Trades

As Forward Purchasers

[Signature page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Firm Shares
Wells Fargo Securities, LLC	1,666,668
Goldman Sachs & Co. LLC	1,666,666
Jefferies LLC	1,666,666
Total	5,000,000

Forward Seller	Number of Firm Shares to be Sold	Maximum Number of Borrowed Option Shares To Be Sold
Wells Fargo Securities, LLC	1,666,668	250,000
Goldman Sachs & Co. LLC	1,666,666	250,000
Jefferies LLC	1,666,666	250,000
Total	5,000,000	750,000

ANNEX A

a.	Pricing Disclosure Package

None.

b.	Pricing Information Provided Orally by Underwriters

The public offering price per share: $23.25

The Company is selling 5,000,000 Firm Shares.

The Company has granted an option to the Underwriters to purchase up to an additional 750,000 Option Shares.

ANNEX B

Form of Confirmation

[Omitted]

EXHIBIT A

[Omitted]

EXHIBIT B

[Omitted]